As filed with the Securities and Exchange Commission on December 15, 1997
                              Registration No. 33-
================================================================================
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


         California           2067 Commerce Drive             33-0256103
     (State  or  other         Medford, OR 97504           (I.R.S. Employer
      jurisdiction of      (Address of Registrant's       Identification No.)
      incorporation or     principal executive offices)
        organization)


                         ______________________________


     ADVANCED MACHINE VISION CORPORATION 1997 NONQUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

                         ______________________________


                                  Alan R. Steel
                               2067 Commerce Drive
                              Medford, Oregon 97504
                               Tel. (541) 776-7700
                               Fax. (541) 779-6838
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         ______________________________

                                    Copy to:
                             Yvonne E. Chester, Esq.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, 16th Floor
                       Los Angeles, California 90067-2367
                               Tel. (310) 553-4441
                               Fax. (310) 201-4746

                         ______________________________




                         CALCULATION OF REGISTRATION FEE
================================================================================

-----------------------------------------------------------------------------------------------
                      |               | Proposed maximum  |  Proposed maximum   |  Amount of  |
 Title of securities  | Amount to be  |  offering price   | aggregate offering  | registration|
  to be registered    |  registered*  |   per share**     |       price**       |     fee     |
----------------------|---------------|-------------------|---------------------|-------------|
                      |               |                   |                     |             |
Class A Common Stock  |   500,000     |     $2.0625       |    $1,031,250       |   $312.50   |
===============================================================================================

* Plus, in accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), such determinate number of additional shares of Class A Common Stock as may become issuable pursuant to antidilution provisions of the Advanced Machine Vision Corporation 1997 Nonqualified Stock Option Plan (the "Plan") or resulting from stock splits.

** Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the General Rules, based upon the average of the closing bid and asked price of the Class A Common Stock as reported in the Nasdaq Stock Market on December 11, 1997. These shares of Class A Common Stock represent the shares issuable with respect to options that may be granted under the Plan.

--------------------------------------------------------------------------------
================================================================================
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference
-------------------------------------------------
         The following documents filed by Advanced Machine Vision Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (i) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 0-20097);

         (ii) The Company's quarterly report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (iii) The description of the Company's Class A Common Stock contained in the Company's Registration Statement (the "1996 Registration Statement") on Form S-3 (Reg. No. 333-10847) filed with the Commission on August 26, 1996 under the Securities Act of 1933, as amended, and any other amendment or report (including Forms 8-K) subsequently filed by the Company

     In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Class A Common Stock registered hereunder have been sold or that deregisters all such shares of Class A Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
-----------------------------------
          Not applicable.

Item 5.   Interest of Named Experts and Counsel
-----------------------------------------------
          Not applicable.

Item 6.   Indemnification of Directors and Officers
---------------------------------------------------
          The Articles of Incorporation and the By-Laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by General Corporation Law of the State of California, the state of incorporation of the Company.

          The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of the Company under the Securities Act of 1933.

Item 7.   Exemption from Registration Claimed
---------------------------------------------
          Not applicable.

Item 8.   Exhibits
------------------

Exhibit
   No.    Description of Exhibit
-------   ----------------------

    4     Advanced Machine Vision Corporation 1997 Nonqualified
          Stock Option Plan

  5.1     Opinion of Troy & Gould Professional Corporation

 23.1     Consent of Price Waterhouse LLP

 23.2     Consent of Troy & Gould Professional Corporation
          (included as part of Exhibit 5.1)

 23.2     Power of Attorney (contained in Part II)


Item 9.   Undertakings
----------------------
          The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Medford, Oregon on December 10, 1997.

                                       ADVANCED MACHINE VISION CORPORATION


                                       By:  /s/ William J. Young
                                       -----------------------------------
                                           William J. Young
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Young and Alan R. Steel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

       Signature                      Title                          Date
-------------------------    -----------------------------     -----------------

 /s/ William J. Young        Chief Executive Officer           December 10, 1997
-------------------------    (Principal Executive Officer),
     William J. Young        President and Chairman of the
                             Board


 /s/ Alan R. Steel           Chief Financial Officer           December 10, 1997
-------------------------    (Princial Financial and
     Alan R. Steel           Accounting Officer


 /s/ Haig Bagerdjian         Director                          December 9, 1997
-------------------------
 Haig Bagerdjian


 /s/ Vikram Dutt             Director                          December 9, 1997
-------------------------
     Vikram Dutt


 /s/ James Ewan              Director                          December 9, 1997
-------------------------
     James Ewan


-------------------------    Director                          -----------------
     Robert Loeffler


 /s/ Jack Nelson             Director                          December 10, 1997
-------------------------
     Jack Nelson


 /s/ Rodger A. Van Voorhis   Director                          December 11, 1997
--------------------------
     Rodger A. Van Voorhis

                                  EXHIBIT INDEX


Exhibit
  No.     Description
-------   ----------------------------------------------------------------------

    4     Advanced Machine Vision Corporation 1997 Nonqualified
          Stock Option Plan

  5.1     Opinion of Troy & Gould Professional Corporation

 23.1     Consent of Price Waterhouse LLP